Exhibit 21.2


Contango Oil & Gas Company (DL)
100.0%
Contango Energy Company (DL)
100.0%
Contango Operators, Inc. (DL)
32.30%
Republic Exploration LLC (DL)
100.0%
Contango Venture Capital Corporation (DL)
19.5%
Moblize
100.0%
Conterra Company (DL)
100.0%
Contango Mining Company (DL)